UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 24, 2014

Pfenex Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36540	27-1356759
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10790 Roselle Street

San Diego, CA 92121

(Address of principal executive offices, including zip code)

(858) 352-4400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

d) Election of Director

On September 24, 2014, the board of directors (“Board”) increased the size of the Board from five to six directors and elected Robin D. Campbell, Ph.D. to our Board. Dr. Campbell will serve as a Class II director, with a term expiring at the annual meeting of stockholders to be held in 2016.

Dr. Campbell, age 59, has served as a Technology Management Program Lecturer at the University of California, Santa Barbara since 2009. From 2008 to 2012, Dr. Campbell served as Managing Director of Campbell Management Solutions, LLC, a strategy and management consulting company. Prior to that, Dr. Campbell served as President and Chief Executive Officer of Naryx Pharma, Inc., a pharmaceutical company, from 2004 to 2008. From 1989 to 2002, Dr. Campbell held various management positions with Amgen, Inc., a biopharmaceutical company, including: Vice President, U.S. Oncology Business Unit, General Manager and Vice President of Asia Pacific and Latin American Operations. Dr. Campbell served as President of Kirin-Amgen, Inc., a biotechnology joint venture between Kirin Brewery Company, Limited and Amgen, Inc., from 1997 to 2000. Dr. Campbell served on the Board of Directors of SEQUUS Pharmaceuticals, a public oncology therapeutics company, from 1998 to 1999. Dr. Campbell is currently the Chairman of the Board of Aptitude Medical Systems, a private research platform technology company. Dr. Campbell holds a Bachelor's degree in Zoology from the University of North Carolina, Chapel Hill and a Ph.D. in Microbiology and Immunology from Wake Forest University

In connection with his election to our Board on September 24, 2014, and in accordance with our Outside Director Compensation Policy, Dr. Campbell will receive a base annual retainer of $35,000.00, payable quarterly in arrears on a pro-rata basis. In addition, in accordance with our Outside Director Compensation Policy, we granted Dr. Campbell an option to purchase 20,000 shares of common stock which shall vest on the date of the next annual meeting of stockholders, assuming his continuing service as a service provider on such date. Beginning with our annual meeting of stockholders in 2015, Dr. Campbell will be eligible for equity award grants on the same terms as other continuing members of the Board. Currently, our Outside Director Compensation Policy provides that on the date of each annual meeting of our stockholders, each outside director who has been a director for six months or more on the date of the annual meeting, will automatically be granted an option to purchase 18,000 shares of common stock. Each annual option award will vest fully on the date of the next annual meeting of stockholders held after the date of grant, provided that such outside director continues to serve as a service provider through the applicable vesting date. We will also reimburse Dr. Campbell for all reasonable expenses in connection with his services to us.

Dr. Campbell also executed our standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.4 to the Company’s Registration Statement on Form S-1 (File No. 333-196539) filed with the Securities and Exchange Commission on June 5, 2014 and is incorporated herein in its entirety by reference.

There is no arrangement or understanding between Dr. Campbell and any other persons pursuant to which Dr. Campbell was elected as a director. In addition, Dr. Campbell is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On September 25, 2014, the Company issued a press release announcing Dr. Campbell’s appointment as a director. The press release is attached hereto as Exhibit 99.1 and incorporated herein in its entirety by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated September 25, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PFENEX INC.

Date: September 25, 2014	By:	/s/ Paul Wagner
Paul Wagner Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated September 25, 2014.